UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2016

Commission file number	Registrant, State of Incorporation or Organization, Address of Principal Executive Offices, and Telephone Number	IRS Employer Identification No.

1-32853	DUKE ENERGY CORPORATION (a Delaware corporation) 550 South Tryon Street Charlotte, North Carolina 28202-1803 704-382-3853	20-2777218

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 25, 2016, Charles W. Moorman was appointed to the Board of Directors (the “Board”) of Duke Energy Corporation (the “Corporation”), effective March 1, 2016.  On December 31, 2015, Mr. Moorman retired as Chairman and Chief Executive Officer of Norfolk Southern Corporation where he was named President and Chief Executive Officer in 2005, Chairman, President and Chief Executive Officer in 2006, and Chairman and Chief Executive Officer in June 2013.

Mr. Moorman’s directorship will expire, along with the Corporation’s other directors’ terms, at the next annual meeting of shareholders.  Mr. Moorman has been appointed to the Nuclear Oversight Committee effective March 1, 2016, and to the Compensation Committee of the Board effective May 5, 2016.

As a non-employee director of the Corporation, Mr. Moorman will receive a pro-rated payment of the cash and stock annual retainer, will receive meeting fees in accordance with the Corporation’s Director Compensation Program, as set forth on Exhibit 10.55 of the Company’s Form 10-K, filed with the Securities and Exchange Commission on February 25, 2016, and will be eligible to participate in the Corporation’s Directors’ Savings Plan, which is described in the Annual Proxy Statement filed with the Securities and Exchange Commission on March 26, 2015.  Mr. Moorman is subject to the Corporation’s Stock Ownership Guidelines, which require outside directors to own Duke Energy common stock (or common stock equivalents) with a value equal to at least five times the annual cash retainer (i.e., an ownership level of $450,000) or retain 50% of their vested annual equity retainer until such minimum requirements are met.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CORPORATION

Date: February 29, 2016	By:	/s/ Julia S. Janson
	Name:	Julia S. Janson
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary